Exhibit 5.1

300 N. LaSalle Dr. Suite 4400 Chicago, IL 60654-3406 +1 312-558-5600 +1 312-558-5700

February 20, 2026

Cboe Global Markets, Inc.

433 West Van Buren Street

Chicago, Illinois 60607

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Cboe Global Markets, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), and proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of the following securities of the Company:

(i)            shares of common stock of the Company, par value $0.01 per share (“Common Stock”);

(ii)           shares of preferred stock of the Company, par value $0.01 per share (“Preferred Stock”);

(iii)          debt securities, in one or more series (“Debt Securities”), which would be issued pursuant to the Indenture, dated as of January 12, 2017, by and between the Company and Computershare Trust Company, National Association (the “Trustee”), as successor to Wells Fargo Bank, National Association, as trustee (the “Base Indenture”) and supplemental indentures executed as contemplated by the Base Indenture by and between the Company and the Trustee;

(iv)          warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”);

(v)           subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (“Subscription Rights”);

(vi)          depositary shares of the Company representing a fractional interest in a share of Preferred Stock (“Depositary Shares”);

(vii)         purchase contracts obligating holders to purchase from, or sell to, and obligating the Company to sell to, or purchase from, the holders, a specified number of shares of Common Stock, Preferred Stock or Depositary Shares at a future date or dates (“Purchase Contracts”); and

(viii)        units consisting of one or more Purchase Contracts and beneficial interests in, and securing the holders’ obligations to purchase, Common Stock, Preferred Stock or Depositary Shares under the Purchase Contracts (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights, the Depositary Shares, and the Purchase Contracts, the “Securities”).

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Third Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof (the “Certificate of Incorporation”), (ii) the Eighth Amended and Restated Bylaws of the Company, as in effect on the date hereof (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”), (iii) the Registration Statement, (iv) the Base Indenture and (v) resolutions of the Board of Directors of the Company (the “Board”) relating to, among other matters, the filing of the Registration Statement. We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) the Base Indenture having been duly authorized, validly executed and delivered by the Company and the other parties thereto, (iii) the Trustee being qualified under the Trust Indenture Act of 1939, as amended, (iv) the applicable warrant agreement pursuant to which the Warrants will be issued having been duly authorized, validly executed and delivered by the Company and the other parties thereto, (v) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby and (vi) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities, we are of the opinion that:

1.            With respect to any shares of Common Stock, when (i) the Board, or a committee thereof, has taken all corporate action necessary to approve the final terms of the issuance and sale of the shares of Common Stock, and (ii) the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Common Stock), the Common Stock will be validly issued, fully paid and non-assessable.

2.             With respect to any series of Preferred Stock, when (i) the Board, or a committee thereof, has taken all corporate action necessary to approve the final terms of the issuance and sale of such Preferred Stock, (ii) the terms of the series of the Preferred Stock have been duly established in conformity with the Organizational Documents and (iii) the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Preferred Stock), the Preferred Stock will be validly issued, fully paid and non-assessable.

3.             With respect to Debt Securities, when (i) the Board, or a committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Debt Securities, (ii) the terms of the Debt Securities have been duly established in conformity with the Base Indenture and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) such Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Base Indenture and (iv) the Company has received the consideration therefor, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.             With respect to Warrants, when (i) the Board, or a committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Warrants, (ii) the terms of the Warrants have been duly established in conformity with the applicable warrant agreement and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the Warrants are executed, countersigned and delivered in accordance with the applicable warrant agreement against payment therefor and (v) the Company has received the consideration therefor, the Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.             With respect to Subscription Rights, when (i) the Board, or a committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Subscription Rights, (ii) the subscription rights agreement relating to the Subscription Rights has been duly authorized, executed and delivered, (iii) the certificates representing the Subscription Rights have been executed, countersigned and delivered in accordance with the applicable subscription rights agreement against payment therefor and (iv) the Company has received the consideration therefor, the Subscription Rights will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.             With respect to Depositary Shares, when (i) the Board, or a committee thereof, has taken all corporate action necessary to approve the final terms of the issuance and sale of such Depositary Shares, and (ii) the Company has received the consideration therefor, the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement relating to the Depositary Shares pursuant to which they are issued, subject to subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.             With respect to Purchase Contracts, when (i) the Board, or a committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Purchase Contracts, (ii) the purchase agreement relating to the Purchase Contracts has been duly authorized, executed and delivered, (iii) the Purchase Contracts have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (iv) the Company has received the consideration therefor, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8.             With respect to Units, when (i) the Board, or a committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Units, (ii) the purchase agreement relating to the Units has been duly authorized, executed and delivered, (iii) the Units have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (iv) the Company has received the consideration therefor, the Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The opinions expressed herein are based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act or that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP